Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2018 Second Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (July 20, 2018): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $3.1 million, or $0.10  per basic and diluted share, for the second quarter of 2018, compared to $2.3 million, or $0.07 per basic and diluted share, for the prior quarter and net income of $3.2 million, or $0.10 per basic and diluted share, for the same quarter last year. For the six months ended June 30, 2018 net income was $5.4 million, or $0.17 per basic and dilute share as compared to $5.9 million, or $0.19 per basic and diluted share, for the same period last year.

Selected highlights for the second quarter of 2018:

•	Total outstanding commercial, commercial real estate and construction loans surpassed $1 billion during the second quarter.
•	Launched a commercial loan office in Boston.
•	Total deposits grew by 4% in the second quarter.

The increase in net income from the prior quarter reflects a  $771,000 increase in net interest and dividend income and a  $1.2 million increase in noninterest income, partially offset by a $919,000 increase in noninterest expense, a $78,000 increase in provision for loan losses and a $131,000 increase in income tax provision.

The previously announced acquisition of Coastway Bancorp, Inc.(“Coastway”) is anticipated to close in the second half of 2018 subject to customary closing conditions and required regulatory approvals.

James W. Blake, CEO stated, “Despite the contraction in residential mortgage demand, our earnings have been consistently strong. Our investment in the commercial loan growth strategy has provided margin improvement and positions us as a significant commercial lender in New England. ”

Net Interest Income

The Company’s net interest and dividend income was $20.9 million for the quarter ended June 30, 2018,  up $771,000, or 3.8%, from $20.1 million for the quarter ended March 31, 2018 and up $2.7 million,  or 14.7%, from  $18.2 million for the quarter ended June 30, 2017. The tax-equivalent interest rate spread and net interest margin were 3.04% and 3.26%, respectively, for the quarter ended June 30, 2018 compared to 3.07% and 3.26%, respectively, for the quarter ended March 31, 2018 and 2.87% and 3.03%, respectively, for the quarter ended June 30, 2017.

The increase in net interest income from the previous quarter reflects a $1.6 million, or 6.3%, increase in total interest and dividend income offset by  an increase of $795,000, or 17.4% in total interest expense. The increase in interest and dividend income is primarily due to commercial loan growth that provided an increase in average outstanding loans of $60.0 million partially offset by decreases in the average balances of residential real estate and consumer loans. The yield on loans was 4.25%  for the quarter ended June 30, 2018 and 4.13% for the quarter ended March 31, 2018. The increase in interest expense is due to an increase in average interest-bearing deposits of $82.7 million with a  15 basis point increase in the cost of those funds, partially offset by a  decrease in average FHLB advances of $35.6 million and a 1 basis point increase in total cost of borrowed funds.

The increase in net interest income from the prior year quarter reflects a $4.3 million, or 19.8%, increase in total interest and dividend income and an increase of  $1.7 million, or 44.9%, in  total interest expense. The increase in interest and dividend income is primarily due to growth in the Company’s average loan balances to $2.30 billion from $2.13 billion and an increase in the yield on loans to 4.25% from 3.82%, again primarily driven by commercial loan growth as well as higher rates on commercial loans.  The increase in total interest expense reflects increased average balances and rising interest rates.

Noninterest Income

Noninterest income increased to $12.6 million for the quarter ended June 30, 2018,  up  $1.2 million, or 10.6%, from the quarter ended March 31, 2018.  The increase is primarily due to an increase in mortgage banking income of $1.2 million. Other mortgage banking income increased $2.5 million as mortgage originations increased 55.2% from the prior quarter. This was partially offset by a negative change in the mortgage servicing rights fair value of $306,000, as compared to a positive change in mortgage servicing rights fair market value of  $1.0 million in the first quarter of 2018 due to flat rates as compared to the prior quarter.  Other income was flat at $4.1 million for both quarters.

Noninterest income decreased  $1.7 million, or 12.2%, as compared to the quarter ended June 30, 2017.  Mortgage banking income decreased $1.7 million, or 16.6% despite an improvement in mortgage servicing rights fair value of $746,000. Other mortgage banking income decreased $2.4 million, or 21.7% compared to the prior year quarter due to lower mortgage originations in 2018. Compared to the same quarter prior year, mortgage originations decreased 13.5% in 2018 primarily as a result of higher residential mortgage interest rates, low housing inventories and reduced refinancing volume.

Noninterest Expense

Noninterest expenses were $28.5 million for the quarter ended June 30, 2018,  an increase of $919,000, or 3.3%, from the quarter ended March 31, 2018 due to increases in compensation and benefits of $993,000,  partially offset by a decrease of $314,000, or 9.6% in occupancy and equipment expenses. The decrease in occupancy and equipment expenses primarily reflects the seasonality of grounds’ maintenance costs.

The increase in compensation and benefits primarily reflects the increase in loan production volumes as compared to the first quarter. The results for the second quarter of 2018 include $80,000 in severance expense related to a workforce reduction at HarborOne Mortgage which is expected to result in annual cost reductions of approximately $1.0 million. The right sizing of HarborOne Mortgage was in response to efficiencies created by the consolidation of HarborOne Mortgage and the Bank’s residential mortgage group, as well as economic pressures within the mortgage industry.

Noninterest expenses increased  $1.6 million, or 6.1%, from the quarter ended June 30, 2017. The increase was primarily due to increases in compensation and benefits of $1.0 million and other expenses of $907,000 partially offset by a decrease in loan expense of $492,000. The compensation and benefits and other expense increase reflects expenses related to the equity plan that was established in August 2017. The second quarter of 2018 includes $985,000 in compensation and benefits and $396,000 in other expenses related to the equity plan. There were no such expenses in the second quarter of 2017. Also contributing to the increase in other expenses was $524,000 in expenses related to the Coastway acquisition. Loan expense decreased as compared to the prior year consistent with the decrease in loan originations.

Income Tax Provision

The effective tax rate was 23.3% for the quarter ended June 30, 2018, 26.5% for the quarter ended March 31, 2018 and 37.8% for the quarter ended June 30, 2017.  The effective tax rate for the six months ended June 30, 2018 and 2017 was 24.7% and 36.6%, respectively. The enactment of the Tax Cuts and Jobs Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in tax rate, the Company revalued its net deferred tax asset and recorded a one-time additional $243,000 tax provision in the fourth quarter of 2017 and reduced the effective tax rate in 2018.  The decrease in the effective tax rate as compared to the prior quarter is primarily due to higher nondeductible merger expenses in the first quarter of 2018.

Asset Quality

The Company recorded  a provision for loan losses of $886,000 for the quarter ended June 30, 2018, $808,000 for the quarter ended March 31, 2018 and $470,000 for the quarter ended June 30, 2017.  The provisions  in these quarters were primarily due to commercial loan growth. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $19.2 million, or 0.84%, of total loans at June 30, 2018, compared to $18.9 million, or 0.84%, of total loans, at March 31, 2018 and $17.2 million, or 0.82%, of total loans at June 30, 2017. Net charge-offs totaled $505,000 for the quarter ended June 30, 2018,  or 0.09%, of average loans outstanding on an annualized basis, compared to $434,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2018 and $173,000, or 0.03% of average loans outstanding on an annualized basis , for the quarter ended June 30, 2017.

Nonperforming assets were $17.4 million at June 30, 2018 compared to $17.2 million at March 31, 2018 and $22.5 million at June 30, 2017. Nonperforming assets as a percentage of total assets were 0.60% at June 30, 2018,  0.63% at March 31, 2018 and 0.86% at June 30, 2017. The steady decline reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $144.1 million, or 5.3%, to $2.88 billion at June 30, 2018 from $2.74 billion at March 31, 2018. Net loans increased $67.2 million, or 3.0%, to $2.28 billion at June 30, 2018 from $2.21 billion at March 31, 2018.  The net increase in loans for the three months ended June 30, 2018 was primarily due to increases of $39.2 million in commercial real estate loans, $18.3 million in construction loans and $21.3 million in commercial and industrial loans partially offset by a  decrease of $6.4 million in residential real estate loans and $4.7 million in consumer loans. Loans held for sale increased $36.9 million, or 108.1%, to $71.0 million at June 30, 2018 from $34.1 million at March 31, 2018 due to the seasonal increase in residential mortgage originations. Management proactively assesses the balance sheet mix to enhance margins. The decrease in consumer loans partially reflects the reallocation of funds into commercial lending.

Total deposits increased $75.3 million, or 3.5%, to $2.20 billion at June 30, 2018 from $2.13 billion at March 31, 2018.  Compared to the prior quarter, non-certificate accounts increased $14.7 million, term certificate accounts increased $51.4 million and brokered deposits increased $9.2 million.  Term certificate growth reflects a limited time offer 17 month term special offered during the quarter. Borrowings were $287.4 million at June 30, 2018 and $226.4 million at March 31, 2018.

Total stockholders’ equity was $348.6 million at June 30, 2018 compared to $344.9 million at March 31, 2018 and $336.6 million at June 30, 2017.   The tangible common equity to tangible assets ratio was 11.68% at June 30, 2018, 12.17% at March 31, 2018 and 12.34% at June 30, 2017.  At June 30, 2018, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts through a network of 14 full-service branches, two limited service branches, two commercial loan offices in Boston, Massachusetts and Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the Company and Coastway’s ability to achieve the synergies and value creation contemplated by the proposed acquisition; the Company and Coastway’s ability to successfully integrate operations in the proposed acquisition; the effect of the announcement of the proposed acquisition on the ability of Coastway to maintain relationships with its key partners, customers and employees, and on its operating business generally; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017

Assets

Cash and due from banks	$20,232	$15,205	$16,348	$15,393	$17,492
Short-term investments	112,264	92,105	64,443	79,412	84,105
Total cash and cash equivalents	132,496	107,310	80,791	94,805	101,597

Securities available for sale, at fair value	185,702	182,173	170,853	166,122	160,795
Securities held to maturity, at amortized cost	48,251	46,095	46,869	47,752	45,660
Federal Home Loan Bank stock, at cost	15,310	13,538	15,532	16,356	16,356
Loans held for sale, at fair value	71,017	34,129	59,460	96,201	91,849
Loans:
Residential real estate	756,007	762,361	766,917	769,418	771,121
Commercial real estate	726,276	687,121	655,419	623,054	592,325
Construction	163,240	144,949	128,643	76,668	66,908
Total mortgage loans on real estate	1,645,523	1,594,431	1,550,979	1,469,140	1,430,354
Commercial	132,293	111,013	109,523	111,627	114,234
Consumer	516,897	521,634	527,820	533,707	543,394
Loans	2,294,713	2,227,078	2,188,322	2,114,474	2,087,982
Less: Allowance for loan losses	(19,244)	(18,863)	(18,489)	(17,933)	(17,181)
Net deferred loan costs	5,982	6,075	6,645	8,035	8,682
Net loans	2,281,451	2,214,290	2,176,478	2,104,576	2,079,483
Mortgage servicing rights, at fair value	22,832	22,696	21,092	20,376	20,313
Goodwill and other intangible assets	13,717	13,675	13,497	13,519	13,541
Other assets	108,938	101,671	100,348	99,752	102,476
Total assets	$2,879,714	$2,735,577	$2,684,920	$2,659,459	$2,632,070

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$429,397	$419,776	$395,153	$395,728	$395,150
Regular savings and club accounts	403,732	378,818	356,300	404,465	398,883
Money market deposit accounts	681,524	701,360	721,021	666,613	641,776
Brokered deposits	79,396	70,176	73,490	73,127	92,803
Term certificate accounts	608,453	557,082	467,774	463,612	465,179
Total deposits	2,202,502	2,127,212	2,013,738	2,003,545	1,993,791
Short-term borrowed funds	70,000	—	44,000	10,000	30,000
Long-term borrowed funds	217,438	226,364	246,365	266,366	235,117
Other liabilities and accrued expenses	41,198	37,144	37,333	38,947	36,527
Total liabilities	2,531,138	2,390,720	2,341,436	2,318,858	2,295,435

Common stock	327	327	327	327	321
Additional paid-in capital	150,063	148,559	147,060	145,525	144,705
Unearned compensation - ESOP	(10,388)	(10,536)	(10,685)	(10,833)	(10,982)
Retained earnings	213,049	209,946	207,590	205,997	203,159
Treasury stock	(742)	(742)	(280)	—	—
Accumulated other comprehensive loss	(3,733)	(2,697)	(528)	(415)	(568)
Total stockholders' equity	348,576	344,857	343,484	340,601	336,635

Total liabilities and stockholders' equity	$2,879,714	$2,735,577	$2,684,920	$2,659,459	$2,632,070

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2017	2017

Interest and dividend income:
Interest and fees on loans	$23,866	$22,504	$21,349	$20,990	$19,640
Interest on loans held for sale	521	411	777	796	620
Interest on securities	1,567	1,496	1,389	1,334	1,332
Other interest and dividend income	297	274	294	294	320
Total interest and dividend income	26,251	24,685	23,809	23,414	21,912

Interest expense:
Interest on deposits	4,450	3,523	3,151	2,812	2,567
Interest on borrowed funds	906	1,038	1,226	1,333	1,130
Total interest expense	5,356	4,561	4,377	4,145	3,697

Net interest and dividend income	20,895	20,124	19,432	19,269	18,215

Provision for loan losses	886	808	760	921	470

Net interest income, after provision for loan losses	20,009	19,316	18,672	18,348	17,745

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(306)	1,022	(74)	(488)	(1,052)
Other	8,765	6,261	9,134	11,071	11,200
Total mortgage banking income	8,459	7,283	9,060	10,583	10,148

Deposit account fees	3,224	2,967	3,223	3,172	3,071
Income on retirement plan annuities	119	113	118	114	113
Bank-owned life insurance income	243	239	246	260	261
Other income	512	747	1,507	498	706
Total noninterest income	12,557	11,349	14,154	14,627	14,299

Noninterest expenses:
Compensation and benefits	17,345	16,352	17,655	17,325	16,319
Occupancy and equipment	2,961	3,275	3,047	2,954	2,726
Data processing	1,569	1,553	1,560	1,547	1,528
Loan expense	1,390	1,262	1,752	1,884	1,882
Marketing	1,084	999	936	1,136	1,041
Professional fees	915	968	1,097	1,126	1,080
Deposit insurance	491	494	412	397	446
Other expenses	2,763	2,696	3,234	2,069	1,856
Total noninterest expenses	28,518	27,599	29,693	28,438	26,878

Income before income taxes	4,048	3,066	3,133	4,537	5,166

Income tax provision	945	814	1,540	1,699	1,953

Net income	$3,103	$2,252	$1,593	$2,838	$3,213

Earnings per common share:
Basic	$0.10	$0.07	$0.05	$0.09	$0.10
Diluted	$0.10	$0.07	$0.05	$0.09	$0.10
Weighted average shares outstanding:
Basic	31,578,961	31,569,811	31,582,069	31,303,281	31,013,002
Diluted	31,578,961	31,569,811	31,582,069	31,303,281	31,013,002

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2018	2017	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$46,370	$38,775	$7,595	19.6%
Interest on loans held for sale	932	1,166	(234)	(20.1)
Interest on securities	3,063	2,548	515	20.2
Other interest and dividend income	571	572	(1)	(0.2)
Total interest and dividend income	50,936	43,061	7,875	18.3

Interest expense:
Interest on deposits	7,973	4,999	2,974	59.5
Interest on borrowed funds	1,944	2,415	(471)	(19.5)
Total interest expense	9,917	7,414	2,503	33.8

Net interest and dividend income	41,019	35,647	5,372	15.1

Provision for loan losses	1,694	735	959	130.5

Net interest income, after provision for loan losses	39,325	34,912	4,413	12.6

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	716	(1,494)	2,210	147.9
Other	15,026	19,046	(4,020)	(21.1)
Total mortgage banking income	15,742	17,552	(1,810)	(10.3)

Deposit account fees	6,191	5,916	275	4.6
Income on retirement plan annuities	232	223	9	4.0
Gain on sale of consumer loans	—	78	(78)	(100.0)
Bank-owned life insurance income	482	518	(36)	(6.9)
Other income	1,259	1,466	(207)	(14.1)
Total noninterest income	23,906	25,753	(1,847)	(7.2)

Noninterest expenses:
Compensation and benefits	33,697	31,243	2,454	7.9
Occupancy and equipment	6,236	5,714	522	9.1
Data processing	3,122	3,050	72	2.4
Loan expense	2,652	3,245	(593)	(18.3)
Marketing	2,083	1,523	560	36.8
Professional fees	1,883	2,010	(127)	(6.3)
Deposit insurance	985	908	77	8.5
Other expenses	5,459	3,590	1,869	52.1
Total noninterest expenses	56,117	51,283	4,834	9.4

Income before income taxes	7,114	9,382	(2,268)	(24.2)

Income tax provision	1,759	3,434	(1,675)	(48.8)

Net income	$5,355	$5,948	$(593)	(10.0)%

Earnings per common share:
Basic	$0.17	$0.19
Diluted	$0.17	$0.19
Weighted average shares outstanding:
Basic	31,574,411	31,005,623
Diluted	31,574,411	31,005,623

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,303,245	$24,387	4.25%	$2,248,119	$22,915	4.13%	$2,129,280	$20,260	3.82%
Investment securities (2)	233,587	1,613	2.77	227,362	1,541	2.75	209,691	1,408	2.69
Other interest-earning assets	41,584	297	2.87	37,346	274	2.97	81,370	320	1.58
Total interest-earning assets	2,578,416	26,297	4.09	2,512,827	24,730	3.99	2,420,341	21,988	3.64
Noninterest-earning assets	130,551			125,640			129,281
Total assets	$2,708,967			$2,638,467			$2,549,622
Interest-bearing liabilities:
Savings accounts	$346,201	150	0.17	$332,414	137	0.17	$351,948	151	0.17
NOW accounts	128,360	21	0.06	125,602	20	0.06	128,794	20	0.06
Money market accounts	698,591	1,496	0.86	716,380	1,383	0.78	654,127	821	0.50
Certificates of deposit	592,811	2,534	1.71	496,839	1,718	1.40	469,249	1,369	1.17
Brokered deposits	66,892	249	1.50	78,930	265	1.36	76,555	206	1.08
Total interest-bearing deposits	1,832,855	4,450	0.97	1,750,165	3,523	0.82	1,680,673	2,567	0.61
FHLB advances	217,712	906	1.67	253,359	1,038	1.66	254,832	1,130	1.78
Total interest-bearing liabilities	2,050,567	5,356	1.05	2,003,524	4,561	0.92	1,935,505	3,697	0.77
Noninterest-bearing liabilities:
Noninterest-bearing deposits	278,846			260,455			250,654
Other noninterest-bearing liabilities	33,561			31,457			29,432
Total liabilities	2,362,974			2,295,436			2,215,591
Total equity	345,993			343,031			334,031
Total liabilities and equity	$2,708,967			$2,638,467			$2,549,622
Tax equivalent net interest income		20,941			20,169			18,291
Tax equivalent interest rate spread (3)			3.04%			3.07%			2.87%
Less: tax equivalent adjustment		46			45			76
Net interest income as reported		$20,895			$20,124			$18,215
Net interest-earning assets (4)	$527,849			$509,303			$484,836
Net interest margin (5)			3.25%			3.25%			3.02%
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.26%			3.26%			3.03%
Average interest-earning assets to average interest-bearing liabilities	125.74%			125.42%			125.05%

Supplemental information:
Total deposits, including demand deposits	$2,111,701	$4,450		$2,010,620	$3,523		$1,931,327	$2,567
Cost of total deposits			0.85%			0.71%			0.53%
Total funding liabilities, including demand deposits	$2,329,413	$5,356		$2,263,979	$4,561		$2,186,159	$3,697
Cost of total funding liabilities			0.92%			0.82%			0.68%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the periods ended June 30, 2018 and March 31, 2018 and 35% for the period ended June 30, 2017.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.69%, 2.67%, and 2.55%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	June 30, 2018			June 30, 2017
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,275,834	$47,302	4.19%	$2,120,573	$39,941	3.80%
Investment securities (2)	230,492	3,154	2.76	203,642	2,700	2.67
Other interest-earning assets	39,477	571	2.92	74,437	572	1.55
Total interest-earning assets	2,545,803	51,027	4.04	2,398,652	43,213	3.63
Noninterest-earning assets	128,109			126,729
Total assets	$2,673,912			$2,525,381
Interest-bearing liabilities:
Savings accounts	$339,149	285	0.17	$339,409	302	0.18
NOW accounts	126,988	41	0.06	126,037	39	0.06
Money market accounts	707,633	2,881	0.82	640,676	1,574	0.50
Certificates of deposit	545,090	4,252	1.57	469,510	2,719	1.17
Brokered deposits	72,878	514	1.42	71,156	365	1.03
Total interest-bearing deposits	1,791,738	7,973	0.90	1,646,788	4,999	0.61
FHLB advances	235,437	1,944	1.66	273,262	2,415	1.78
Total interest-bearing liabilities	2,027,175	9,917	0.99	1,920,050	7,414	0.78
Noninterest-bearing liabilities:
Noninterest-bearing deposits	269,701			243,937
Other noninterest-bearing liabilities	32,516			29,207
Total liabilities	2,329,392			2,193,194
Total equity	344,520			332,187
Total liabilities and equity	$2,673,912			$2,525,381
Tax equivalent net interest income		41,110			35,799
Tax equivalent interest rate spread (3)			3.05%			2.85%
Less: tax equivalent adjustment		91			152
Net interest income as reported		$41,019			$35,647
Net interest-earning assets (4)	$518,628			$478,602
Net interest margin (5)			3.25%			3.00%
Tax equivalent effect			0.01			0.01
Net interest margin on a fully tax equivalent basis			3.26%			3.01%
Average interest-earning assets to average interest-bearing liabilities	125.58%			124.93%

Supplemental information:
Total deposits, including demand deposits	$2,061,439	$7,973		$1,890,725	$4,999
Cost of total deposits			0.78%			0.53%
Total funding liabilities, including demand deposits	$2,296,876	$9,917		$2,163,987	$7,414
Cost of total funding liabilities			0.87%			0.69%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for 2018 and 35% for 2017.  The yield on investments before tax equivalent adjustments was 2.68% and 2.52% for the years ended June 30, 2018 and 2017, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6)Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(In thousands)
Interest-earning assets:
Loans (1)	$2,303,245	$2,248,119	$2,230,303	$2,190,303	$2,129,280
Investment securities (2)	233,587	227,362	214,127	206,761	209,691
Other interest-earning assets	41,584	37,346	73,014	102,589	81,370
Total interest-earning assets	2,578,416	2,512,827	2,517,444	2,499,653	2,420,341
Noninterest-earning assets	130,551	125,640	127,374	128,966	129,281
Total assets	$2,708,967	$2,638,467	$2,644,818	$2,628,619	$2,549,622
Interest-bearing liabilities:
Savings accounts	$346,201	$332,414	$353,350	$402,470	$351,948
NOW accounts	128,360	125,602	126,661	125,636	128,794
Money market accounts	698,591	716,380	716,862	646,873	654,127
Certificates of deposit	592,811	496,839	464,139	463,077	469,249
Brokered deposits	66,892	78,930	74,783	82,976	76,555
Total interest-bearing deposits	1,832,855	1,750,165	1,735,795	1,721,032	1,680,673
FHLB advances	217,712	253,359	280,092	287,858	254,832
Total interest-bearing liabilities	2,050,567	2,003,524	2,015,887	2,008,890	1,935,505
Noninterest-bearing liabilities:
Noninterest-bearing deposits	278,846	260,455	256,522	251,579	250,654
Other noninterest-bearing liabilities	33,561	31,457	31,459	30,815	29,432
Total liabilities	2,362,974	2,295,436	2,303,868	2,291,284	2,215,591
Total equity	345,993	343,031	340,950	337,335	334,031
Total liabilities and equity	$2,708,967	$2,638,467	$2,644,818	$2,628,619	$2,549,622

	Annualized Yield Trend - Quarters Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Interest-earning assets:
Loans (1)	4.25%	4.13%	3.94%	3.95%	3.82%
Investment securities (2)	2.77%	2.75%	2.71%	2.70%	2.69%
Other interest-earning assets	2.87%	2.97%	1.60%	1.14%	1.58%
Total interest-earning assets	4.09%	3.99%	3.76%	3.73%	3.64%

Interest-bearing liabilities:
Savings accounts	0.17%	0.17%	0.18%	0.19%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.86%	0.78%	0.71%	0.59%	0.50%
Certificates of deposit	1.71%	1.40%	1.23%	1.18%	1.17%
Brokered deposits	1.50%	1.36%	1.28%	1.17%	1.08%
Total interest-bearing deposits	0.97%	0.82%	0.72%	0.65%	0.61%
FHLB advances	1.67%	1.66%	1.74%	1.84%	1.78%
Total interest-bearing liabilities	1.05%	0.92%	0.86%	0.82%	0.77%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2018	2018	2017	2017	2017

Return on average assets (ROAA)	0.46%	0.34%	0.24%	0.43%	0.50%

Return on average equity (ROAE)	3.59%	2.63%	1.87%	3.37%	3.85%

Efficiency ratio (1)	85.19%	87.62%	88.34%	83.83%	82.60%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2018	2018	2017	2017	2017
(Dollars in thousands)

Total nonperforming assets	$17,397	$17,171	$18,617	$20,627	$22,522

Nonperforming assets to total assets	0.60%	0.63%	0.69%	0.78%	0.86%

Allowance for loan losses to total loans	0.84%	0.84%	0.84%	0.84%	0.82%

Net charge offs	$505	$434	$204	$169	$173

Annualized net charge offs/average loans	0.09%	0.08%	0.04%	0.03%	0.03%

Allowance for loan losses to nonperforming loans	117.57%	115.51%	103.55%	91.47%	80.04%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2018	2018	2017	2017	2017
(Dollars in thousands, except per share data)

Common stock outstanding	32,622,695	32,622,695	32,647,395	32,662,295	32,120,880

Book value per share	$10.69	$10.57	$10.52	$10.43	$10.48

Tangible common equity
Total stockholders' equity	$348,576	$344,857	$343,484	$340,601	$336,635
Less: Goodwill and other intangibles	13,717	13,675	13,497	13,519	13,541
Tangible common equity	$334,859	$331,182	$329,987	$327,082	$323,094

Tangible book value per share (1)	$10.26	$10.15	$10.11	$10.01	$10.06

Tangible assets
Total assets	$2,879,714	$2,735,577	$2,684,920	$2,659,459	$2,632,070
Less: Goodwill and other intangibles	13,717	13,675	13,497	13,519	13,541
Tangible assets	$2,865,997	$2,721,902	$2,671,423	$2,645,940	$2,618,529

Tangible common equity / tangible assets (2)	11.68%	12.17%	12.35%	12.36%	12.34%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.